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                                                                 EXHIBIT 23(b)
                                                                 -------------




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (relating to the 1989 Stock Incentive Plan of Delta Air Lines, Inc., as amended) of our reports dated August 13, 1993 included or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1993 and to all references to our firm included in such Registration Statement.




                                              /s/ ARTHUR ANDERSEN & CO.




     Atlanta, Georgia
     January 21, 1994